Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-237664

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common stock, $0.01 par value each			$$100,000,000	$12,980

(1)

Calculated in accordance with Rule 457(r) under the Securities Act. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-237664) in accordance with Rules 456(b) and 457(r) under the Securities Act.

Prospectus Supplement

(to Prospectus dated April 14, 2020)

$100,000,000

Dave & Buster’s Entertainment, Inc.

Common Stock

We are offering $100,000,000 of shares of our common stock, par value $0.01. See “Description of Capital Stock” in the accompanying prospectus.

Our common stock is listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “PLAY.” On May 1, 2020, the last reported sale price of our common stock on Nasdaq was $13.33 per share.

Jefferies LLC, or Jefferies or the underwriter, has agreed to purchase our shares of common stock from us at a price of $10.44 per share, or the offering price, which will result in $100,000,000 of proceeds to us. Jefferies may offer the shares of common stock from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”

We have granted Jefferies an option, exercisable for up to 30 days after the date of this prospectus supplement, to purchase from us up to an additional $15,000,000 of shares of our common stock at the offering price of $10.44 per share.

An investment in our securities involves a high degree of risk. Please read “Risk Factors” on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock against payment on or about May 6, 2020.

Jefferies

The date of this prospectus supplement is May 4, 2020

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any of the shares of common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectuses we may provide to you in connection with this offering. We have not, and Jefferies has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Jefferies is not, making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

Furthermore, you should not consider this prospectus supplement and the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus prepared by or on behalf of us that we may authorize for use in connection with this offering, in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to “we,” “us,” “our” or similar terms, as well as references to the “Company,” refer to Dave & Buster’s Entertainment, Inc., a Delaware corporation, and its consolidated subsidiaries.

UPDATE ON LIQUIDITY AND MANAGEMENT ACTIONS

During March 2020, the World Health Organization declared a global pandemic related to the rapidly growing outbreak of a novel strain of coronavirus. The COVID-19 pandemic has significantly impacted economic conditions in the United States. In the interest of public health and safety, jurisdictions (national, state and local) where our stores are located required mandatory store closures or capacity limitations or other restrictions for those that continued to operate.

As of March 20, 2020, as a result of the spread of the COVID-19 pandemic and the mitigation restrictions that were imposed as the pandemic spread, all of our 137 operating stores were temporarily closed (including our one new store that opened on March 16, 2020). As a result of the temporary closures, we have experienced a material adverse impact on our revenues, results of operations and cash flows. The situation remains extremely fluid and it is impossible to predict how long it will be before we can open and effectively operate a significant number of our stores, let alone all of them, and what the level of customer engagement will be once stores do reopen. We included a statement regarding a substantial doubt about our company’s ability to continue as a going concern in the financial statements in our Annual Report on Form 10-K for the fiscal year ended February 2, 2020, or our 2019 Annual Report. See “Risk Factors – Risks Related to our Liquidity” in this prospectus supplement and the risks factors in our 2019 Annual Report, including without limitation the risk factors entitled “COVID-19 has had an adverse effect that is material on our business and may continue to do so,” “As a result of the impact of the COVID-19 pandemic, our financial statements contain a statement regarding a substantial doubt about the Company’s ability to continue as a going concern” and “Changes in consumer preferences and buying patterns could negatively affect our results of operations.”

Management Actions

In response to the temporary store shutdown, management undertook a series of actions, including principally among others:

Balance sheet. We are leveraging our balance sheet and drew down nearly all of our $500 million revolving credit facility that forms part of our 2017 Amended and Restated Credit Agreement, or credit agreement, to increase our cash position and help preserve our financial flexibility. As of April 30, 2020, our cash on hand was approximately $159.0 million and our funded debt was $751.5 million.

Capital spending. We halted new store construction and reduced 2020 new store openings to one (opened in March), but we may open a limited number of stores that were close to completion in our pipeline if future liquidity, capital availability and business conditions allow. We also reduced capital expenditures for store remodeling, IT upgrades, game upgrades and store maintenance, and we eliminated a planned corporate office relocation.

Dividends and share buybacks. We suspended the dividend and have no plans for share buybacks in the foreseeable future, having last bought shares in September 2019.

Expense Reductions. We furloughed nearly all of our workforce except a small team of essential personnel, and reduced pay and benefits for our remaining corporate employees. We deferred or delayed certain management bonuses, significantly reduced our marketing spend and reduced store operating and general and administrative expenses. We are prioritizing payments to mission critical vendors and deferring all non-essential payables.

As a result of these actions, we have reduced our cash-burn from store and corporate expenses (excluding rent expenses) to approximately $3.2 million per week. In addition, our average weekly debt service cost is $0.7 million. We have also stopped virtually all capital projects and are aggressively managing our payables and rent payments to limit further cash outlays and manage our working capital deficit.

On April 14, we sold 6,149,936 shares of our common stock for aggregate gross proceeds of $75,000,000.

We continue to have discussions with our landlords to reduce or defer our rent payments. Beginning with April 2020 rent, we started deferring the payment of rent and occupancy payments of approximately $3.3 million per week while our stores remain closed. We also continue to engage in discussions with vendors to extend payment terms. We are unable to predict the outcome of these discussions and the extent to which we will be able to negotiate to reduce or defer rent and extend vendor payment terms. With rent payments being delayed, landlords may terminate our leases or could take other actions that restrict our ability to access or reopen our stores in a timely manner.

Based on our current level of cash on hand, we believe that, through the end of October 2020, we will have sufficient cash resources to pay forecasted cash outlays, even in the unlikely event that all or most of our stores are required to remain closed through that time period. Further, with the $100 million of gross proceeds we raise through the sale of shares of our common stock in this offering, we believe we will have sufficient cash resources to pay forecasted cash outlays through at least the end of the 2020 fiscal year. These beliefs assume we are able to maintain extended vendor payment terms and continue to defer our rent while our stores remain closed, resulting in an increase in our net working capital deficit.

Our model assumes we are able to continue to successfully manage our working capital deficit by managing the timing of payments to our vendors and that we receive approximately $10 million in tax relief under the federal government’s CARES Act stimulus program. Our model does not assume that we will receive other federal stimulus relief for which we may be eligible, such as loans under the recently announced Main Street Lending Program, or that we will receive any relief under the Payroll Protection Program (as we elected to withdraw our application for a loan under that Program). Our objective is to raise and conserve a sufficient amount of cash to strengthen our liquidity position and to best position ourselves to enable operations, as stores reopen, to return to an acceptable level of profitability and to enable us to transition to a long-term capital structure consistent with our cash flows.

Store Reopening Considerations

On April 30, one of our stores reopened with a limited offering and limited hours, and we expect others will reopen in the coming weeks and months. The key constraints on our ability to open stores are stay-at-home restrictions, which we expect will be lifted to varying degrees or in full on a jurisdiction-by-jurisdiction basis at state, city or local levels, the relevant requirements of which are changing on a regular basis, could be reversed or could prove to be inconsistent in their application to our operations.

As we look ahead to reopening more of our stores, we will be guided by applicable government mitigation restrictions and guidelines that we expect will remain applicable for some period of time (though they may well be modified as infection levels drop and as vaccines or other treatments become available). We also will need to make adjustments to staffing levels and store configuration to reflect not only applicable restrictions and guidelines but also potential levels of consumer engagement. We are prioritizing the health and safety of our team members and guests and, to that end, as we reopen stores, we are:

•	requiring all store team members to wear masks and gloves at all times, regularly wash their hands, and undergo health screenings before each shift that include temperature checks;

•	assigning a dedicated team member to clean our stores at all times they are open;

•	removing condiments and signage from our tables and using disposable menus;

•	encouraging our guests to use gloves to play our games, which we will be providing; and

•	spacing our tables and games to promote social distancing and requiring our guests to maintain social distancing with those not in their party.

These precautions may change from time to time as local conditions and applicable health mandates change, and it is also possible that as local conditions and/or applicable health mandates change, we may be required to re-close stores or limit our operations.

Amendments to our Credit Agreement

On April 14, 2020 (the “Effective Date”), we entered into amendments to our credit agreement (as so amended, our amended credit agreement) which, among other modifications, provide that during the period from April 14 until the date our financial statements are required to be delivered for the fiscal quarter ending January 31, 2021 (the “Suspension Period”),

•

the total leverage ratio and the fixed charge coverage ratio will not be tested, and instead will again be tested first as of the last day of our fiscal quarter, and for the period of four consecutive fiscal quarters, ending on January 31, 2021 (at the existing levels of 3.50:1.00 and 1.25:1.00, respectively);

•	minimum liquidity of $30 million is to be maintained, which is to include unrestricted cash and cash equivalents;

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13-week cash flow information is to be reported on a bi-weekly basis, commencing April 17, 2020, including any case tabular presentation for the pertinent periods of projected and actual cash flows and variance between the same;

•	for purposes of certain elements of the definition of “Material Adverse Effect,” the impact of the COVID-19 Pandemic (as defined) on us will be disregarded; and

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statutory and common law landlord liens attributable to the failure to pay rent under store and office leases and up to $25.0 million of expenses in connection with uncompleted new store construction and refurbishment expenses will be disregarded for purposes of determining whether an event of default has occurred.

In addition, as part of the amendments, we have agreed that, during the Suspension Period and thereafter until such time as we are in compliance with our total leverage ratio and fixed charge coverage ratio, exceptions to a number of covenants (including incurrence of debt, limitation on liens, limitation on restricted payments, junior debt repayments, and limitation on sale/leasebacks, among others) will be unavailable to us. We also have agreed to pay the lenders a fee of 0.25 basis points of the aggregate amount of the loans, payable on the earlier to occur of: August 17, 2022, the date the revolving credit commitments are terminated or the term loans become due and payable (including in either case as a result of an event of default), the date the term loans outstanding on the Effective Date are paid in full, the date the revolving credit commitments outstanding on the Effective Date are terminated, or the date the term loans are refinanced or the revolving credit commitments are extended.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, including the “Risk Factors” section contained in this prospectus supplement and the other documents incorporated by reference into this prospectus supplement.

Overview

We are a leading owner and operator of high-volume entertainment and dining venues (“stores”) that operate under the name “Dave & Buster’s.” We offer our customers the opportunity to “Eat Drink Play and Watch” all in one location. We provide our guests the most social, shareable fun, with high-quality food and beverages as well as interactive entertainment options for adults and families to enjoy together. We opened the first Dave & Buster’s store in Dallas, Texas in 1982, and we own and operate 137 stores located in 39 states, Puerto Rico and one Canadian province. Our common stock is admitted to trading on Nasdaq. Our common stock trades under the ticker symbol “PLAY” on Nasdaq. Our principal executive offices are located at 2481 Mañana Drive, Dallas, Texas 75220. The telephone number of our principal executive offices is (214) 357-9588.

For additional information about us, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus supplement and the accompanying prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

THE OFFERING

Common stock offered by us	9,578,545 shares of our common stock (or 11,015,326 shares if the underwriter exercises its option to purchase additional shares of common stock in full).

Common stock to be outstanding after this offering	46,370,272 shares of common stock (assuming no exercise of the underwriter’s option to purchase additional shares).

Use of Proceeds	We intend to use the net proceeds from the sale of shares of our common stock to strengthen our balance sheet, principally as necessitated by the effects of COVID-19 on our business, operations, results of operations, financial condition, cash flows and liquidity (the “COVID-19 Effects”), as described in the accompanying prospectus, which could include use for general corporate purposes and/or repayment of outstanding debt. We retain broad discretion over the use of the net proceeds from the sale of shares of common stock offered hereby.

Risk Factors	See “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 5 of the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors you should consider carefully before investing in our common stock.

Nasdaq Global Select Market Symbol	“PLAY”

Unless otherwise indicated, all information in this prospectus supplement assumes the underwriter does not exercise its option to purchase additional shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risk factors described below and in the accompanying prospectus and the risk factors discussed in the sections entitled “Risk Factors” contained in our 2019 Annual Report and our other filings with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus, together with all of the other information contained in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to our Liquidity

We are unable to predict whether the actions we are taking in response to COVID-19 will be sufficient to ensure we have sufficient liquidity.

Despite our modeling of different cash flow scenarios, we cannot predict when or the manner in which the effects of COVID-19 on our business or operations will change, including when relevant state, city or local restrictions on mobility and assembly will be lifted, when our stores will reopen, staffing levels for reopened stores, the impact of ongoing mitigation restrictions (for example, percentage of occupancy that will be permitted, and social distancing requirements) on our operations once stores can reopen, and the levels of customer re-engagement with our brand once the stores are reopened (which, in turn, could be affected by a range of factors, from reduced discretionary spending to continued concerns about risks in public venues, including our stores and surrounding spaces). There is no assurance we will obtain the expected proceeds from this offering. Moreover, although we have been in discussions with our landlords and vendors, and have received certain deferments of rent, we can provide no assurance as to the ultimate outcome of our discussions with landlords and other vendors and whether any such counterparty will take legal action against us or our stores. The ultimate impact on our liquidity of our various management actions and our assumptions is impossible to predict and subject to change. A more prolonged crisis, including a resurgence of infections following relaxation of mitigation restrictions, will place far greater strains on our liquidity.

We may be unable to avoid events of default under our amended credit agreement.

Our ability to meet our total leverage ratio and fixed charge coverage ratio covenants in our amended credit agreement when such covenants again are tested will be a function, in large part, of when our stores reopen and the level of customer re-engagement when they do reopen, as well as our ability to obtain further relief from our lenders in respect of these covenants prior to the time they again are tested. Our ability to avoid events of default under our amended credit agreement will be a function of the levels at which our ratios are tested and the key elements that affect those ratios, namely the levels of our revenues and costs, and the level of debt outstanding. The failure to align our covenants with our levels of revenues, costs and debt outstanding could trigger the acceleration of our debt, foreclosure against collateral securing our debt and possibly a filing of a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in order to implement a restructuring plan.

Risks Related to this Offering

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We intend to use the net proceeds from the sale of shares of our common stock in this offering to strengthen our balance sheet, principally as necessitated by the COVID-19 Effects, as described in the accompanying prospectus, which could include use for general corporate purposes and/or repayment of outstanding debt. We retain broad discretion over the use of the net proceeds from the sale of shares of common stock (particularly due to the significant uncertainties we face as a result of the COVID-19 Effects and the related impacts on our liquidity) and, accordingly, you will need to rely upon the judgment of our management with respect to the use of proceeds, potentially with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase in the offering. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The offering price per share in this offering may exceed the pro forma net tangible book value per share of our common stock outstanding as of February 2, 2020. The sale of an aggregate of 9,578,545 shares of our common stock at the offering price per share, for aggregate gross proceeds of approximately $100,000,000, and after deducting estimated aggregate offering expenses payable by us, will result in immediate dilution of $10.82 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of February 2, 2020 after giving effect to the April 14, 2020 stock sale and this offering and the offering price. Investors will be purchasing at prices that may differ from the offering price. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution. The exercise of outstanding stock options granted under our 2014 Stock Incentive Plan, or the Plan, or under any predecessor plan could result in further dilution of your investment. Due to recent volatility in our share price, we may soon deplete the shares available for issuance under the Plan sooner than anticipated, and may seek authorization at our upcoming stockholders meeting to amend the Plan to authorize additional shares to continue to fund grants under the Plan.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise funds in new stock offerings.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In addition, sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. We cannot predict the number of these shares that might be resold nor the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

We do not intend to pay dividends on shares of our common stock for the foreseeable future.

As a result of the COVID-19 Effects, we have suspended the payment of dividends for the foreseeable future. Moreover, to the extent that in the future we seek and obtain loans under facilities made available under stimulus legislation, we may be required to continue to suspend the payment of dividends during the period any such loans are outstanding and typically for 12 months thereafter (depending on the terms of the facility).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contains or incorporates by reference “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, or the Forward-Looking Statements Safe Harbor, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts are statements that could be deemed forward-looking. We have tried, whenever possible, to identify these statements by using words such as “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” or words of similar meaning, or future or conditional verbs, such as “may,” “will,” “should,” “could,” “aims,” “intends” or “projects,” and similar expressions, whether in the negative or the affirmative.

These forward-looking statements reflect management’s beliefs and assumptions, are all based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risk and uncertainties discussed in this prospectus supplement, in the accompanying prospectus, in our 2019 Annual Report and in any other documents incorporated by reference herein or therein. In addition, these forward-looking statements involve risks and uncertainties and, consequently, could be affected by:

•	the uncertain and unprecedented impact of the coronavirus and the disease it causes (COVID-19) on our business and operations and the related impact on our liquidity needs;

•	our ability to continue as a going concern;

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our ability to obtain additional waivers or amendments, and thereafter continue to satisfy covenant requirements (even as they may be amended), under our amended credit agreement and derivative contract payables;

•	our ability to access other funding sources;

•	the duration of government-mandated and voluntary shutdowns, and the impact of ongoing mitigation restrictions on our operations once our stores can reopen;

•	the speed with which our stores safely can be reopened and the level of customer demand following reopening;

•	the economic impact of COVID-19 and related disruptions on the communities we serve;

•	our overall level of indebtedness;

•	general business and economic conditions, including as a result of COVID-19;

•	the impact of competition;

•	the seasonality of our business;

•	adverse weather conditions;

•	future commodity prices;

•	guest and employee complaints and litigation;

•	fuel and utility costs;

•	labor costs and availability;

•	changes in consumer and corporate spending, including as a result of COVID-19;

•	changes in demographic trends;

•	changes in governmental regulations;

•	unfavorable publicity;

•	our ability to open new stores; and

•	acts of God.

We are including this cautionary note to make applicable, and take advantage of, the safe harbor provisions of the Forward-Looking Statements Safe Harbor.

We historically have operated in a continually changing business environment. The country and both the global economy generally and, for our purposes, the U.S. economy face profound dislocations and unprecedented uncertainty as a result of COVID-19. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements.

We believe that the expectations reflected in the forward-looking statements contained in this prospectus supplement or the accompanying prospectus, or incorporated herein or therein by reference, are based upon reasonable assumptions at the time made. However, given the risks and uncertainties, you should not rely on any forward- looking statements as a prediction of actual results, developments or other outcomes. You should read these forward-looking statements with the understanding that we may be unable to achieve projected results, developments or other outcomes and that actual results, developments or other outcomes may be materially different from what we expect. You are cautioned not to place undue reliance on these forward-looking statements.

We intend these forward-looking statements to speak only as of the time they are made. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, we do not undertake, and expressly disclaim any obligation, to disseminate, after the date hereof, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $99,450,000 (or $114,450,000 if the underwriter exercises its option to purchase additional shares in full), in each case after deducting our estimated offering expenses.

We intend to use the net proceeds from the sale of shares of our common stock to strengthen our balance sheet, principally as necessitated by the COVID-19 Effects, as described in the accompanying prospectus, which could include use for general corporate purposes and/or repayment of outstanding debt. We retain broad discretion over the use of the net proceeds from the sale of the shares of common stock offered hereby.

The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital, which will largely be dictated by the COVID-19 Effects and by related developments over which we have little or no control. As of the date of this prospectus supplement, we cannot specify with certainty the particular uses for the net proceeds that we will have from the sale of the shares of our common stock. See “Risk Factors — We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.” Pending the use of the net proceeds from this offering, if any, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government, or hold the net proceeds as cash.

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of February 2, 2020.

Our historical net tangible book value at February 2, 2020 was $(189,433,000) or approximately $(6.19) per share of our common stock. After giving effect to the issuance and sale of our common stock in the aggregate amount of $100,000,000 in this offering, at the offering price of $10.44 per share, and after deducting estimated offering expenses payable by us and giving effect to the April 14, 2020 stock sale, our adjusted net tangible book value as of February 2, 2020 would have been approximately $(17,733,000), or approximately $(0.38) per share of our common stock. This represents an immediate increase in the net tangible book value of $5.81 per share of our common stock to our existing stockholders and an immediate dilution in net tangible book value of approximately $10.82 per share of our common stock to new investors. The following table illustrates per share dilution:

Offering price per share	$10.44
Net tangible book value per share as of February 2, 2020	$(6.19)
Increase in net tangible book value per share attributable to the April 14, 2020 stock sale and this offering	$5.81
Adjusted net tangible book value per share as of February 2, 2020, after giving effect to the April 14, 2020 stock sale and this offering	$(0.38)
Dilution per share to new investors participating in this offering	$10.82

If the underwriter exercises its option to purchase 1,436,781 additional shares in full at the offering price of $10.44 per share, the as adjusted net tangible book value will increase to $(0.06) per share, representing an immediate increase to existing stockholders of $6.13 per share and an immediate dilution of $10.50 per share to new investors.

Unless we indicate otherwise, all information in this prospectus supplement is based on 30,603,340 shares of common stock outstanding as of February 2, 2020.

To the extent that other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriter named below, for whom Jefferies LLC is acting as the representative, has severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of shares
Jefferies LLC	9,578,545
Total	9,578,545

The underwriter and the representatives are collectively referred to as the “underwriter” and the “representatives,” respectively. The underwriter is offering the shares of common stock subject to its acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriter is not required to take or pay for the shares covered by the underwriter’s option to purchase additional shares described below. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The underwriter is purchasing the shares of common stock from us at the offering price of $10.44 per share (representing $100,000,000 aggregate proceeds to us, before expenses). The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

We have granted to the underwriter an option, exercisable for up to 30 days from the date of this prospectus supplement, to purchase up to an additional $15,000,0000 of shares of common stock at $10.44 per share. To the extent the option is exercised, the underwriter will become obligated, subject to certain conditions, to purchase all such additional shares of common stock.

The estimated offering expenses payable by us are approximately $350,000. We have also agreed to reimburse Jefferies for certain fees and expenses incurred in connection with the offering in an amount up to $200,000.

Our common stock is listed on Nasdaq under the trading symbol “PLAY.”

We and our executive officers and directors have agreed that, subject to specified limited exceptions, for a period 45 days from the date of this prospectus supplement, we and they will not, without the prior written consent of the representatives on behalf of the underwriter, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), or hedge any shares of our capital stock or any securities convertible into, or exercisable or exchangeable for, our capital stock. Notwithstanding the foregoing, an executive officer or director subject to the lock-up agreement may offer, sell or otherwise transfer any shares of our capital stock pursuant to any trading plan complying with Rule 10b5-1 under the Exchange Act that has been entered into by such executive officer or director prior to the date of such executive officer’s or director’s lock-up agreement or pursuant to any amendment or replacement of any such trading plan, so long as the number of shares of common stock subject to such original trading plan is not increased, provided that if such sales are required to be reported on Form 4 pursuant to Section 16(a) of the Exchange Act during the 45-day period referred to above, or such executive officer or director voluntarily makes any public filing or report regarding such sales during such 45-day period, then such executive officer or director shall disclose in such filing or report that such sale was made pursuant to an existing Rule 10b5-1 trading plan.

In order to facilitate the offering of the common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriter may sell more shares than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriter under the option. The underwriter can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares compared to the price available under the option. The underwriter may also sell shares in excess of the option, creating a naked short position. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriter may be required to make in respect of those liabilities.

Other Relationships

The underwriter and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the underwriter may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the underwriter may, at any time, hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the underwriter, and the underwriter may distribute the prospectus supplement and the accompanying prospectus electronically.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), an offer to the public of any shares of common stock may not be made in that Relevant State, except that an offer to the public in that Relevant State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation), per Relevant State, subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require the company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this prospectus and any other material in relation to the shares of common stock described herein are being distributed only to, and are directed only at, persons who are “qualified investors ” (as defined in the Prospectus Regulation ) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons”. In the United Kingdom, the shares of common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares of common stock will be engaged in only with, Relevant Persons.

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus or its contents. The shares of common stock are not being offered to the public in the United Kingdom.

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than: (1) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (2) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions)

Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”) and disclosure under the FIEA has not been and will not be made with respect to the shares of common stock. Accordingly, the shares of common stock thereof may not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and other relevant laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock have not been and may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289, of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor; then securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust will not be transferable for six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except: (i) to an institutional investor under Section 274 of the SFA, or to a relevant person under Section 275(2) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is given for the transfer; (iii) by operation of law; or (iv) as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, Carnival Corporation has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares of common stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares of common stock to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters in connection with the offering will be passed upon for the underwriter by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements of Dave & Buster’s Entertainment, Inc. as of February 2, 2020 and February 3, 2019, and for each of the years ending February 2, 2020, February 3, 2019, and February 4, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of February 2, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the February 2, 2020 consolidated financial statements contains an explanatory paragraph that states that the Company has closed all of its stores as a result of the COVID-19 pandemic, which has caused a material adverse effect on the Company’s revenues, results of operations, and cash flows, including the Company’s ability to meet its obligations when due. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. The audit report covering the February 2, 2020 consolidated financial statements also refers to a change in the method of accounting for leasing transactions as of February 4, 2019 due to the adoption of Accounting Standards Update 2016-02, Leases (Topic 842).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. We also maintain a website at http://ir.daveandbusters.com/sec-filings, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Except for the documents incorporated by reference as described under “Incorporation by Reference,” the information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide at no cost to the requester a copy of all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. You should only rely on the information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein. You may obtain copies of these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Dave & Buster’s Entertainment, Inc.

Attn.: Corporate Secretary

2481 Mañana Drive

Dallas, Texas 75220

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus supplement and the termination of the offering of the securities covered by this prospectus supplement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K (and exhibits filed on such form that are related to such items):

•	our Annual Report on Form 10-K for the year ended February 2, 2020, filed with the SEC on April 3, 2020;

•	our Current Reports on Form 8-K filed with the SEC on March 19, 2020, April 2, 2020, April 14, 2020, April 15, 2020, and May 4, 2020; and

•

the description of our common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act with the SEC on September 24, 2012, and any amendment or report filed for the purpose of updating that description.

You should rely only on the information contained in this document or that information to which this prospectus supplement has referred you. We have not authorized anyone to provide you with any additional information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the common stock in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in this prospectus supplement or a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Except as provided above, no other information, including information on our website is incorporated by reference into this prospectus supplement.

PROSPECTUS

Dave & Buster’s Entertainment, Inc.

Common Stock

We, Dave & Buster’s Entertainment, Inc., may from time to time offer and sell shares of our common stock in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

This prospectus provides a general description of the shares of our common stock we may offer. Each time we offer shares of our common stock, we will provide a prospectus supplement containing more information about the particular offering, together with this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any shares of our common stock.

This prospectus may not be used to offer or sell shares of our common stock unless accompanied by a prospectus supplement relating to the offered securities.

Shares of common stock may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “PLAY”. On April 13, 2020, the closing price of shares of our common stock on The Nasdaq Global Select Market was $13.79 per share.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THE SECTION ENTITLED “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND THE RISK FACTORS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AS DESCRIBED IN THAT SECTION BEFORE INVESTING IN OUR COMMON STOCK.

You should read this prospectus carefully before you invest.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 14, 2020.

i

ABOUT THIS PROSPECTUS

To understand the terms of the common stock offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on Dave & Buster’s Entertainment, Inc. and its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, shares of our common stock. This prospectus provides you with a general description of the securities we may offer. Each time we offer shares of our common stock, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read both this prospectus, including the section titled “Risk Factors,” and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, references to “we,” “our”, “us” or the “Company” in this prospectus refer to Dave  & Buster’s Entertainment, Inc. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

Matters discussed in this prospectus and in other public disclosures, both written and oral, include “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, or the Forward-Looking Statements Safe Harbor, as codified in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts are statements that could be deemed forward-looking. We have tried, whenever possible, to identify these statements by using words such as “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “may,” “will,” “should,” “could,” “aims,” “intends” or “projects,” and similar expressions, whether in the negative or the affirmative.

These forward-looking statements reflect management’s beliefs and assumptions, are all based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risk and uncertainties discussed in this prospectus in our Annual Report on Form 10-K for the fiscal year ended February 2, 2020, or our 2019 Annual Report, and in any other documents incorporated by reference herein or therein. In addition, these forward-looking statements involve risks and uncertainties and, consequently, could be affected by:

•	the uncertain and unprecedented impact of the coronavirus and the disease it causes (COVID-19) on our business and operations and the related impact on our liquidity needs;

•	our ability to continue as a going concern;

•

our ability to obtain additional waivers or amendments, and thereafter continue to satisfy covenant requirements (even as they may be amended), under our credit facility and derivative contract payables;

•	our ability to access other funding sources;

•	the duration of government-mandated and voluntary shutdowns;

•	the speed with which our stores safely can be reopened and the level of customer demand following reopening;

•	the economic impact of COVID-19 and related disruptions on the communities we serve;

•	our overall level of indebtedness;

•	general business and economic conditions, including as a result of COVID-19;

•	the impact of competition;

•	the seasonality of our business;

•	adverse weather conditions;

•	future commodity prices;

•	guest and employee complaints and litigation;

•	fuel and utility costs;

•	labor costs and availability;

•	changes in consumer and corporate spending, including as a result of COVID-19;

•	changes in demographic trends;

•	changes in governmental regulations;

•	unfavorable publicity;

•	our ability to open new stores; and

•	acts of God.

We are including this cautionary note to make applicable, and take advantage of, the safe harbor provisions of the Forward-Looking Statements Safe Harbor.

We historically have operated in a continually changing business environment. The country and both the global economy generally and, for our purposes, the U.S. economy face profound dislocations and unprecedented uncertainty as a result of COVID-19. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements.

We believe that the expectations reflected in the forward-looking statements contained in this prospectus or in any prospectus supplement, or incorporated herein or therein by reference, are based upon reasonable assumptions at the time made. However, given the risks and uncertainties, you should not rely on any forward-looking statements as a prediction of actual results, developments or other outcomes. You should read these forward-looking statements with the understanding that we may be unable to achieve projected results, developments or other outcomes and that actual results, developments or other outcomes may be materially different from what we expect. You are cautioned not to place undue reliance on these forward-looking statements.

We intend these forward-looking statements to speak only as of the time they are made. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, we do not undertake, and expressly disclaim any obligation, to disseminate, after the date hereof, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

THE COMPANY

We are a leading owner and operator of high-volume entertainment and dining venues (“stores”) that operate under the name “Dave & Buster’s.” We offer our customers the opportunity to “Eat Drink Play and Watch” all in one location. We provide our guests the most social, shareable fun, with high-quality food and beverages as well as interactive entertainment options for adults and families to enjoy together. We opened the first Dave & Buster’s store in Dallas, Texas in 1982, and we own and operate 137 stores located in 39 states, Puerto Rico and one Canadian province. Our common stock is admitted to trading on The Nasdaq Global Select Market and trades under the ticker symbol “PLAY.” Our principal executive offices are located at 2481 Mañana Drive, Dallas, Texas 75220. The telephone number of our principal executive offices is (214) 357-9588.

For a further description of our Company and its business, reference is made to “Item 1. Business” of our 2019 Annual Report, which is incorporated by reference into this prospectus.

RISK FACTORS

An investment in the shares of our common stock offered by this prospectus involves a number of risks. You should carefully consider before making an investment decision:

•	the specific risks described below;

•

the risk factors described in our 2019 Annual Report, including without limitation the risk factors entitled “COVID-19 has had an adverse effect that is material on our business and may continue to do so,” “As a result of the impact of the COVID-19 pandemic, our financial statements contain a statement regarding a substantial doubt about the Company’s ability to continue as a going concern” and “Changes in consumer preferences and buying patterns could negatively affect our results of operations”;

•	the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement; and

•	any risk factors set forth in our other filings with the SEC made pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, which are incorporated by reference herein.

Each of the risks described below and in the other documents noted above could materially and adversely affect our business, operations, financial condition, results of operations, cash flow and liquidity, and could result in a partial or complete loss of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us, or that we currently believe to be immaterial, may also adversely affect our business, operations, financial condition, results of operations, cash flow and liquidity.

Risk Factors Related to Our Common Stock

The market price of our common stock is subject to volatility.

The market price of our common stock generally may be significantly affected by a number of factors, including, but not limited to, actual or anticipated variations in our operating results or those of our competitors as compared to analyst expectations, changes in financial estimates by research analysts with respect to us or others in the restaurant and other entertainment industries, and announcement of significant transactions by us or others in the restaurant and other entertainment industries. In addition, the equity markets have experienced price and volume fluctuations that affect the stock price of companies in ways that have been unrelated to an individual company’s operating performance.

The COVID-19 global pandemic and the significant uncertainties it has caused for the U.S. economy, business activity and business confidence has had, and is likely to continue to have, a significant effect on the market price of securities generally. Since the outbreak of COVID-19, the price of our common stock has dropped significantly. In addition to the general factors contributing to stock price volatility, and the effects of COVID-19 on our business, operations, results of operations, financial condition, cash flows and liquidity (the “COVID-19 Effects”), including in particular the closure of our stores and the resulting impact of the closures on our revenues, profitability and ability to meet debt covenants, could continue to have a significant effect on the market price of our common stock.

Provisions in our certificate of incorporation and bylaws may discourage, delay or prevent a change of control of our Company or changes in our management and, therefore, may depress the trading price of our stock.

Our certificate of incorporation and bylaws include certain provisions that could have the effect of discouraging, delaying or preventing a change of control of our Company or changes in our management, including, among other things:

•	restrictions on the ability of our stockholders to fill a vacancy on the Board of Directors;

•

our ability to issue preferred stock with terms that the Board of Directors may determine, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the inability of our stockholders to call a special meeting of stockholders;

•	the ability of special meetings of our stockholders to be called only upon the request of a majority of our Board of Directors or our Chief Executive Officer;

•	the absence of cumulative voting in the election of directors, which may limit the ability of minority stockholders to elect directors; and

•

advance notice requirements for stockholder proposals and nominations, which may discourage or deter a potential acquirer from soliciting proxies to elect a particular slate of directors or otherwise attempting to obtain control of us.

These provisions in our certificate of incorporation and our bylaws may discourage, delay or prevent a transaction involving a change of control of our Company that is in the best interest of our stockholders. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if they are viewed as discouraging future takeover attempts.

Effective March 18, 2020, our Board of Directors adopted a 364-day duration Shareholder Rights Plan, or the Rights Plan, and declared a dividend of one preferred share purchase right for each outstanding share of common stock to stockholders of record on March 30, 2020 to purchase from the Company one one-ten thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company for an exercise price of $45.00, once the rights become exercisable, subject to adjustment as provided in the related rights agreement. The Rights Plan is intended to promote the fair and equal treatment of all of our stockholders and ensure that no person or group can gain control of the Company through open market accumulation or other tactics potentially disadvantaging the interest of all stockholders.

Unsolicited takeover proposals, governance change proposals, proxy contests and certain proposals/actions by activist investors may create additional risks and uncertainties with respect to our financial position, operations, strategies and management, and may adversely affect our ability to attract and retain key employees. Any perceived uncertainties may affect the market price and volatility of our securities.

Public companies in the restaurant industry have been the target of unsolicited takeover proposals in the past and, notwithstanding the adoption of the Rights Plan, the impact of the COVID-19 Effects on the price of our common stock could heighten our exposure to such proposals. In the event that a third party, such as a competitor, private equity firm or activist investor makes an unsolicited takeover proposal, or proposes to change our governance policies or Board of Directors, or makes other proposals concerning our ownership structure or operations, our review and consideration of such proposals may be a significant distraction for our management and employees, and may require us to expend significant time and resources. Such proposals may create uncertainty for our employees, additional risks and uncertainties with respect to our financial position, operations, strategies and management, and may adversely affect our ability to attract and retain key employees. Any perceived uncertainties as to our future direction also may affect the market price and volatility of our common stock.

Future sales of shares of our common stock could depress our share price.

Sales of a substantial number of shares of our common stock, or the perception that a large number of such shares will be sold, could depress the market price of our common stock.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplements, we intend to use the net proceeds from the sale of shares of our common stock to strengthen our balance sheet, principally as necessitated by the COVID-19 Effects, which could include use for general corporate purposes. We retain broad discretion over the use of such proceeds.

DESCRIPTION OF THE CAPITAL STOCK

General

The following is a description of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. This summary is qualified in its entirety by reference to the actual terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Classes of Stock

The total number of shares of all classes of capital stock that we are authorized to issue is 450,000,000 shares, which is divided into two classes of stock designated “common stock” and “preferred stock.” The total number of shares of common stock that we are authorized to issue is 400,000,000 shares, par value $0.01 per share. The total number of shares of preferred stock that we are authorized to issue is 50,000,000 shares, par value $0.01 per share.

Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of either the common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, or DGCL, and no vote of the holders of either the common stock or preferred stock voting separately as a class shall be required therefor.

Common Stock

The holders of shares of our common stock are entitled to the following rights:

Voting Rights

Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of preferred stock, the holders of outstanding shares of common stock shall have the exclusive right to vote for the election of directors and for all other purposes. Notwithstanding any other provision to the contrary included in our restated certificate of incorporation, the holders of shares of our common stock shall not be entitled to vote on any amendment to the certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the restated certificate of incorporation or the DGCL.

On each matter on which they are entitled to vote, the holders of the outstanding shares of common stock are entitled to one vote for each share of common stock held by such stockholder.

Dividend Rights

Subject to the rights of the holders of preferred stock, holders of shares of our common stock are entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Company legally available therefor.

Liquidation Rights

Subject to the rights of the holders of preferred stock, holders of shares of common stock shall be entitled to receive the assets and funds of the Company available for distribution to stockholders in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Company shall not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

Shareholder Rights Plan

Effective March 18, 2020, our Board of Directors adopted the Rights Plan, and declared a dividend of one preferred share purchase right for each outstanding share of common stock to stockholders of record on March 30, 2020 to purchase from the Company one one-ten thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company for an exercise price of $45.00, once the rights become exercisable, subject to adjustment as provided in the related rights agreement. For further information, reference should be made to the Rights Plan, which was filed as an exhibit to the Company’s Current Report on Form 8-K on March 19, 2020.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of preferred stock, of one or more series of preferred stock by filing a certificate pursuant to the DGCL, or the Preferred Stock Designation, setting forth such resolution or resolutions and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, the determination of the following:

•	the designation of the series, which may be by distinguishing name, number, letter or title;

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the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

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the rights in respect of any dividends (or methods of determining the dividends), if any, payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid, the amounts or rates at which dividends, if any, will be payable on, and the preferences, if any, of shares of such series in respect of dividends, whether such dividends, if any, shall be cumulative or noncumulative and the date or dates upon which such dividends shall be payable;

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the redemption rights and price or prices, if any, for shares of the series, the form of payment of such price or prices (which may be cash, property or rights, including securities of the Company or another corporation or entity) for which, the period or periods within which and the other terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Company or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including the obligation, if any, of the Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise;

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the amounts payable out of the assets of the Company on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

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whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	any restrictions on the issuance of shares of the same series or any other class or series;

•	the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

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any other powers, preferences and relative, participating, optional or other special rights of each series of preferred stock, and any qualifications, limitations or restrictions thereof, all as may be determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such series of preferred stock.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of preferred stock may provide that such series shall be superior or rank equally or be junior to any other series of preferred stock to the extent permitted by law.

Anti-Takeover Effects of Certain Provisions of Delaware Law and our Charter Documents

We are subject to the provisions of Section 203 of the DGCL. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to such time, our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

•

at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the Company and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Company involving the interested stockholders;

•	any transaction that results in the issuance or transfer by the Company of any stock of the Company to the interested stockholder, subject to limited exceptions;

•	any transaction involving the Company that has the effect of increasing the proportionate share of the stock of any class or series of the Company beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the Company.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Our amended and restated certificate of incorporation and bylaws also include a number of provisions that may discourage, delay or prevent a merger, acquisition or other change in control of the Company, even if such a change in control would be beneficial to our stockholders. These provisions include establishing advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and nominations to the Board of Directors.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery in the State of Delaware will be the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of the Company;

•	any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Company to the Company or the Company’s stockholders,

•	any action asserting a claim arising pursuant to any provision of the DGCL, or

•	any action asserting a claim governed by the internal affairs doctrine.

It is possible that a court could rule that this provision is not applicable or is unenforceable. We may consent in writing to alternative forums. Stockholders will be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware and having service of process made on such stockholder’s counsel as agent for such stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Securities Exchange

Our common stock is listed on The Nasdaq Global Select Market under the symbol “PLAY.”

PLAN OF DISTRIBUTION

We may sell shares of our common stock offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	in “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, into an existing trading market, or a securities exchange or otherwise;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

A distribution of shares of our common stock offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the shares of our common stock covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of shares of our common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of our common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•

enter into option or other types of transactions that require us to deliver to a broker-dealer or an affiliate thereof, who will then resell or transfer shares of our common stock under this prospectus; or

•

loan or pledge shares of our common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell shares of our common stock not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell shares of our common stock covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge shares of our common stock covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

We may sell shares of our common stock in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods.

The prospectus supplement will include the specific plan of distribution, which will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the shares of our common stock;

•	the net proceeds from the sale of the shares of our common stock;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	the terms of any arrangement entered into with any dealer or agent.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of shares of our common stock, the underwriters will acquire the shares of our common stock for their own account. The underwriters may resell the shares of our common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer shares of our common stock to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the shares of our common stock will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered shares of our common stock if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered shares of our common stock, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of shares of our common stock, we will sell the shares of our common stock to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of shares of our common stock to engage in market-making activities for the particular securities being distributed for a period of up to two business days before the distribution. The restrictions may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities for the shares of our common stock.

Direct Sales and Sales Through Agents

We may sell shares of our common stock directly, and not through underwriters or agents. Shares of common stock may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered shares of our common stock, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell shares of our common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase shares of our common stock from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered shares of our common stock on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered shares of our common stock, other than our common stock that is listed on The Nasdaq Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered shares of our common stock, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.

In connection with any offering of shares of our common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares of our common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of shares of our common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities being offered by this prospectus have been passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Dave & Buster’s Entertainment, Inc. as of February 2, 2020 and February 3, 2019, and for each of the years ending February 2, 2020, February 3, 2019, and February 4, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of February 2, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the February 2, 2020 consolidated financial statements contains an explanatory paragraph that states that the Company has closed all of its stores as a result of the COVID-19 pandemic, which has caused a material adverse effect on the Company’s revenues, results of operations, and cash flows, including the Company’s ability to meet its obligations when due. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. The audit report covering the February 2, 2020 consolidated financial statements also refers to a change in the method of accounting for leasing transactions as of February 4, 2019 due to the adoption of Accounting Standards Update 2016-02, Leases (Topic 842).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. We also maintain a website at http://ir.daveandbusters.com/sec-filings, at which you may access these materials, free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Except for the documents incorporated by reference as described under “Incorporation by Reference,” the information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

Upon written or oral request, we will provide at no cost to the requester a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You should only rely on the information contained in this prospectus and incorporated by reference in it. You may obtain copies of these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Dave & Buster’s Entertainment, Inc.

Attn.: Corporate Secretary

2481 Mañana Drive

Dallas, Texas 75220

Telephone: (214) 357-9588

INCORPORATION BY REFERENCE

We have filed with the SEC a registration statement on Form S-3 (including exhibits) under the Securities Act, with respect to the shares of our common stock to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to our Company and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits filed thereto. With respect to each such document filed with the SEC as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended February 2, 2020, filed with the SEC on April 3, 2020;

•	our Current Reports on Form 8-K filed with the SEC on March 19, 2020 and April 2, 2020, respectively;

•

the description of our common stock set forth in our registration statement filed with the SEC on Form 8-A pursuant to Section 12 of the Exchange Act on September 24, 2012, and any amendment or report filed for the purpose of updating that description; and

•	all other documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering.

You should rely only on the information contained in this document or that information to which this prospectus has referred you. We have not authorized anyone to provide you with any additional information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the shares of our common stock in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Except as provided above, no other information, including information on our website is incorporated by reference into this prospectus.

Up to $100,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies LLC

May 4, 2020